Exhibit 10.2


                                    AGREEMENT

            THIS AGREEMENT is entered into by and among Cook Inlet GSM, Inc. ("CIGI"), Cook Inlet Telecommunications, Inc., a Delaware corporation ("CITI" and, together with CIGI, "Cook Inlet"), Deutsche Telekom, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany ("Purchaser"), and VoiceStream Wireless Corporation, a Delaware corporation ("Target") as of the ___ day of July, 2000.

      WHEREAS, Purchaser and Target have executed and delivered to each other that certain Agreement and Plan of Merger dated as of the date of this agreement (the "Merger Agreement");

      WHEREAS, CIGI and Target are parties to (i) that certain Exchange Rights Agreement dated as of May 3, 1999, (ii) that certain Exchange Rights Agreement (CI-VS II) dated as of February 25, 2000 and (iii) that certain Exchange Rights Agreement (CI-VS III) dated as of February 25, 2000 (such agreements, together, the "CIGI Exchange Agreements");

      WHEREAS, CITI, VoiceStream PCS BTA I Corporation, a Delaware corporation, Western Wireless Corporation, a Washington corporation and Target are parties to that certain Exchange Rights Acquisition and Grant Agreement dated as of December 17, 1998 (the "CITI Exchange Agreement" and, together with the CIGI Agreements, the "Exchange Agreements");

      WHEREAS, pursuant to the Exchange Agreements, Cook Inlet has certain rights, exercisable at various times, to exchange certain partnership or membership interests held by it for the common stock of Target ("Target Stock");

      WHEREAS, the Exchange Agreements require Purchaser as the "Successor Entity" under the Exchange Agreements to assume certain obligations of Target in connection with the transactions contemplated by the Merger Agreement;

      NOW, THEREFORE, in consideration of the promises set forth herein, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

      1. Assumption and Acknowledgment. (a) Effective as of the Effective Time, Purchaser (i) assumes all obligations of Target pursuant to the Exchange Agreements, including the obligation to deliver to Cook Inlet such cash, shares of stock, securities or assets or other consideration as Cook Inlet may be entitled to acquire under the Exchange Agreements and (ii) agrees that CIGI shall continue to have the benefit of Sections 2.3 and 2.4 of each CIGI Exchange Agreement and that CITI shall continue to have the benefit of Section 3.3 of the CITI Exchange Agreement, in each case with respect to increases or combinations of Purchaser's securities or Organic Changes (as defined in the CIGI Exchange Agreements) or VoiceStream Organic Changes (as defined in the CITI Exchange Agreement) of Purchaser.

            (b) Cook Inlet acknowledges and agrees that (i) the agreements of Purchaser set forth in this agreement are satisfactory in form and substance to Cook Inlet pursuant to Section 2.4 of the CIGI Exchange Agreements and Section
3.3 of the CITI Exchange and satisfy those obligations of Target required to be satisfied prior to the Effective Time, which arise under the Exchange Agreements due to the Merger's constituting an Organic Change under the CIGI Agreements and a VoiceStream Organic Change under the CITI Agreement, and (ii) Section 4 of the CITI Exchange Agreement shall not apply to Purchaser.

      2. Exchanges Not Completed Prior to Effective Time. With respect to those Exchange Agreements pursuant to which Cook Inlet has not consummated an exchange for Target Stock prior to the Effective Time:

            (a) No later than the Election Deadline, Cook Inlet shall indicate to Purchaser in writing (the "Election Date Notice") whether it elects as the consideration it may receive pursuant to such Exchange Agreement the consideration that was ultimately payable to those Target shareholders (after giving effect to any adjustments or prorations made pursuant to the Merger Agreement) who made the Cash Election, those who made the Mixed Election or those who made the Stock Election; provided, however, that nothing in this paragraph shall be construed to eliminate or affect Cook Inlet's "Cash Election" under the CIGI Exchange Agreements for Non-cash Consideration or its other rights under Section 2.3 and 2.4 of the CIGI Exchange Agreements, including its rights to a "Guaranteed Rate" as set forth in Section 2.4(a) thereof.

            (b) For purposes of Section 2.4 of the CIGI Exchange Agreements, (i) Cook Inlet and Purchaser shall treat as "Cash Consideration" the amount of cash payable to a holder of one share of Target Stock who made the election specified in the Election Date Notice multiplied by the number of shares of Target Stock that would have been issued to Cook Inlet if it had been able to and had consummated its exchange under the CIGI Exchange Agreement immediately prior to the Effective Time and (ii) the parties shall treat as "Non-cash Consideration" the number of ordinary shares of Purchaser ("Purchaser Ordinary Shares") issuable to a holder of one share of Target stock who made the election specified in the Election Date Notice multiplied by the number of shares of Target Stock that would have been issued to Cook Inlet if it had been able to and had consummated its exchange under the CIGI Exchange Agreement immediately prior to the Effective Time. For purposes of Section 3.3 of the CITI Exchange Agreement, upon a VoiceStream Exchange (as defined in the CITI Exchange Agreement), Cook Inlet shall be entitled to receive the amount of cash payable to, and number of Purchaser Ordinary Shares issuable to, a holder of one share of Target stock who made the election specified in the Election Date Notice multiplied by the number of shares of Target Stock that would have been issued to Cook Inlet if it had been able to and had consummated its exchange under the CITI Exchange Agreement immediately prior to the Effective Time.

            (c) To the extent that any Purchaser Ordinary Shares are issuable to Cook Inlet upon exercise of its exchange rights pursuant to the Exchange Agreements, such shares shall be issued to the Cook Inlet Partners Shares Trust in accordance with Annex 1.05(_) attached hereto. Cook Inlet shall accept issuance of Purchaser Ordinary Shares by the Cook Inlet Partners Shares Trust in accordance with Annex 1.05(_) upon exercise of its exchange rights for such shares.

            (d) Purchaser and Cook Inlet acknowledge and agree that the consideration to be issued to Cook Inlet upon an exercise of its rights under the Exchange Agreements does not constitute merger consideration pursuant to the Merger Agreement.

      3.    Exchanges Completed Prior to Effective Time.

            (a) If Cook Inlet provides an Exchange Notice (as defined in the Exchange Agreements) to Target prior to the date of the meeting of Target's stockholders called for the purpose of obtaining the approval of the Merger Agreement and the transactions contemplated therein (the "Meeting Date"), Cook Inlet and Target agree that the exchange of Cook Inlet's securities and/or partnership interests for Target Common Stock shall be delayed until after the Meeting Date, unless Cook Inlet delivers to Purchaser an agreement in the form of Exhibit A hereto.

            (b) All shares of Target Stock held by Cook Inlet prior to the Effective Time shall be accorded the same treatment as shares of Target Stock generally pursuant to the Merger Agreement.

      4. Other Provisions. (a) Cook Inlet and Target represent and warrant to each other and to the Purchaser that, the number of shares of Target Stock that Target would be required to issue to Cook Inlet upon an exchange effected as of the date of this Agreement pursuant to all of the Exchange Agreements is 8,142,460.295 shares.

            (b) The following capitalized terms shall have the meanings assigned to them in the Merger Agreement:

                  Cash Election
                  Effective Time
                  Election Deadline
                  Merger
                  Mixed Election
                  Stock Election

            (d) Notices which may or are required to be given under this Agreement shall be given by hand, by registered or certified mail, return receipt requested, by reputable overnight delivery service or by facsimile. Notices shall be addressed to a party hereunder as set below, and shall be deemed to have been given as of the date of receipt.

            (e) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the District of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding in the courts of the State of Delaware. Each of the parties hereto irrevocably



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


submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Paragraph 4(e),
(ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

      (f) Purchaser agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Purchaser agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Purchaser with respect to this Agreement.

      5. Miscellaneous. This Agreement may only be amended in writing executed by all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to the conflicts of laws provisions thereof. This Agreement may be executed in two or more counterparts which, taken together shall constitute one and the same agreement.







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


            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to each other as of the date first written above.


DEUTSCHE TELEKOM AG                       COOK INLET
                                          TELECOMMUNICATIONS, INC.


By:  /s/ Kevin Copp                       By:  /s/ Craig Floerschinger
    --------------------------------         ---------------------------------

Its: Head of International                Its: Vice President
    --------------------------------         ---------------------------------
     Legal Affairs


By:
    --------------------------------

Its:
    --------------------------------


Address for Notices:                      Address for Notices:
      140 Freidrich-Ebert-Allee                 2525 "C" Street, Suite 500
      53113 Bonn                                Anchorage, AK  99503
      Germany                                   Attention: President
      Attention:  Kevin Copp              Facsimile:  907-263-5181
      Facsimile: 49-228-181-44177

VOICESTREAM WIRELESS                      COOK INLET GSM, INC.
CORPORATION


By:  /s/ Cregg B. Baumbaugh               By:  /s/ Craig Floerschinger
   ---------------------------------         ---------------------------------

Its: Executive Vice President -           Its: Vice President
    --------------------------------          --------------------------------
     Finance, Strategy and Development


Address for Notices:                      Address for Notices:
      3650 131st Avenue SE                      2525 "C" Street, Suite 500
      Suite 200                                 Anchorage, AK  99503
      Bellevue, WA 98006                        Attention:  President
      Attention:  Doug Forbes, V.P.       Facsimile: 907-263-5181
Facsimile:
          --------------------------




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


                                    EXHIBIT A

                           VOTING AND LOCKUP AGREEMENT

            This Voting and Lockup Agreement (this "Agreement") dated as of __________ __, 2000 among the stockholder listed on the signature page hereto ("Stockholder") and __________, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Purchaser").

            1. Certain Definitions. (a) for the purposes of this Agreement, the following capitalized terms used shall have the respective meanings given to such terms as follows:

            "Affiliate" of a person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

            "Merger Agreement" means that certain Agreement and Plan of Merger by and between Purchaser and Target dated as of July __, 2000.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Securities Exchange Act of 1934, as amended) or a governmental or regulatory authority.

            "Record Date" means the record date established for the Target Stockholders' Meeting.

            "Registration Statement" means one or more registration statements to be filed with the Securities and Exchange Commission by Purchaser in connection with the issuance of its securities in the Merger.

            "Rights" means any warrants, options or other rights to acquire or receive shares of Target Common Stock or other voting capital stock of Target.

            "Shares" means any shares of Target Common Stock.

            "Subsequent Determination" means a determination by the Board of Directors of Target not to recommend the approval and adoption of the Merger Agreement by holders of Target Common Stock.

            "Subsidiary" means any Person on the date of determination of which Target or Purchaser, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

            "Target" means VoiceStream Wireless Corporation, a Delaware corporation.




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


            "Target Common Stock" means a share of common stock, par value $0.001 per share, of Target.

            "Target Stockholders' Meeting" means a meeting of the stockholders of Target duly convened under Delaware Law following the effectiveness of the Registration Statement for the purposes of obtaining approval by the holders of Target Shares of the transactions contemplated by the Merger Agreement.

            "Total Number of Shares" has the meaning set forth in Section 2(c).

            "Transfer" means, with respect to any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing; provided, however, that the term "constructive sale" shall not include transactions involving the purchase and sale of securities tracking a broad-based stock index excluding the DAX Index.

            (b) For the purposes of this Agreement, the words "beneficially owned" or "beneficial ownership" shall include, with respect to any securities, the beneficial ownership by Stockholder and by any direct or indirect Subsidiary of Stockholder.

            (c) All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

            2.   Restriction on Transfer; Other Restrictions.

            (a) Stockholder agrees not to Transfer or agree to Transfer any Shares or Rights owned of record or beneficially by Stockholder, except as otherwise permitted by this Section 2 or pursuant to the Merger Agreement or Transfers to any Affiliate of the Stockholder who agrees in writing to be bound by the terms of this Agreement, other than with Purchaser's prior written consent.

            (b) From the date hereof until the earlier of January 1, 2001 and the date of the Target Stockholders' Meeting or, if sooner, the termination of the Merger Agreement, Stockholder may Transfer only up to 49.9% of Stockholder's Total Number of Shares.

            (c) For purposes of Section 2(b), Stockholder's "Total Number of Shares" is equal to the aggregate number of shares of Target Common Stock owned of record or beneficially by the Stockholder as a result of the exercise of exchange rights to acquire shares of Target Common Stock after July 1, 2000.

            (d) Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

            3. Agreement to Vote. (a) Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted or provide a consent with respect to all Shares that it owns of record or beneficially as of the Record Date at the Target Stockholders' Meeting and at any other annual or special meeting of stockholders of Target or action by written consent where such matters arise (i) in favor of the Merger and the Merger Agreement and approval of the terms thereof and (ii) against, and such Stockholder will not consent to, approval of any Alternative Transaction or the liquidation or winding up of Target. The obligations of each such Stockholder specified in this Section 3 shall apply whether or not the Board of Directors of Target makes a Subsequent Determination.

            (b) In furtherance of the agreements contained in Section 3(a) hereof, each Stockholder hereby agrees (i) to complete and send the proxy card received by such Stockholder with the Target Proxy Statement, so that such proxy card is received by Target, as prescribed by the Target Proxy Statement, not later than the fifth Business Day preceding the day of the Target Stockholders' Meeting, (ii) to vote, by completing such proxy card but not otherwise, all the Shares he or it owns of record or beneficially as of the record date for the Target Stockholders' Meeting (A) in favor of the Merger and the Merger Agreement and (B) if the opportunity to do so is presented to such Stockholder on the proxy card, against any Alternative Transaction and (iii) not to revoke any such proxy.

            4.   Miscellaneous.

            (a) Execution in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

            (b) Specific Performance. Stockholder agrees with Purchaser as to itself that if for any reason Stockholder fails to perform any of its agreements or obligations under this Agreement, irreparable harm or injury to Purchaser would be caused as to which money damages would not be an adequate remedy. Accordingly, Stockholder agrees that, in seeking to enforce this Agreement against Stockholder, Purchaser shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 4(b) are without prejudice to any other rights or remedies, whether at law or in equity, that Purchaser may have against Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

            (c)   Amendments; Termination.

            (i) This Agreement, including this Section 4(c), may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (ii) The provisions of this Agreement shall terminate upon the earliest to occur of (A) the consummation of the Merger, (B) the termination of the Merger Agreement, and (C) except for Section 3 of this Agreement, January 1, 2001.




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


            (d)   Governing Law; Submission and Jurisdiction.

            (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws interest.

            (ii) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereby brought by the other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the courts of the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4(d)(ii) or that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (B) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(f) shall be deemed effective service of process on such party.

            (e) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

            (f) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

            (i) if to Stockholder, at Stockholder's address appearing below or at any other address that Stockholder may have provided in writing to Purchaser,

                              2525 C Street, Suite 500
                              Anchorage, Alaska  99503




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


                              Attention:  President
                              Facsimile:  (907) 263-5181

            (ii)   if to Purchaser:

                              [Address]

                              Attention:
                              Facsimile:


            (g) Waiver of Immunity. Purchaser agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Purchaser agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Purchaser with respect to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of this ___ day of ______, 2000.


                                    [PURCHASER]

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                    [STOCKHOLDER]

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------




                                      -5-